DISTRIBUTORSHIP AGREEMENT

         THIS DISTRIBUTORSHIP AGREEMENT ("Agreement") is made and entered into as of this 15th Day of this December, 1997 by and between PURE TECHNOLOGIES INC, OF CALGARY, ALBERTA ("Company"), and FUGRO GEOTECHNICAL SERVICES (HK) LIMITED ("Distributor").

         In consideration of the mutual covenants and undertakings hereinafter set forth, the parties agree as follows:

1.       Appointment.

         The Company hereby appoints the Distributor as its exclusive sales representative in the Territory, as defined in Section 2 of this Agreement and the Distributor hereby accepts such appointment to sell the products and licenses of the Company (the "Products") in accordance with the terms and conditions of this Agreement. The use of the term sales of Products or similar terms in this Agreement shall refer to sales of products and sale of licenses to use the data acquisition software associated with the use of the products.

2.       Territory.

         The Distributor shall have the exclusive right to sell the products in the geographic area described as follows: Hong Kong, Macau and China ("Territory"). The Territory may be modified from time to time by the prior written agreement of the parties.

3.       Term.

         The term of this Agreement shall commence on the date first above written, and, unless terminated earlier as provided in Section 14, shall continue for one (1) year terminating upon the first anniversary of such date, provided that the Agreement shall thereafter be renewed without action by either party for successive periods of one (1) year each, subject to the termination provisions of Section 13, unless either party gives written notice objecting to such renewal at least sixty (60) days prior to the expiration of the then current one-year term.

4.       Covenants and Undertakings of Distributor.

         The Distributor covenants and agrees as follows:

4.1 To use its best efforts, and to spend as much time and as much of its resources as may reasonably be required, to promote sales of the Products. The Distributor further agrees that it will refrain from soliciting sales or otherwise promoting sales of the Products outside the territory. These obligations include, without limitation, the following:

         (a) Registration and Licensure. The Distributor agrees to use its best efforts to promptly obtain from the proper authorities in the Territory at its own cost and expense, all registrations, licenses, and approvals required for the import sales, and distribution by the Distributor of the Products in the Territory.

         (b) Specific Promotion Efforts. The Distributor shall, at its expense, distribute sales literature describing the Products, which the Company shall provide, promote the sale of the Products through trade publications, and exhibit the Products at exhibitions at which products of the same or similar nature are exhibited. All advertising or promotional materials, if any, utilized by the Distributor, its agents, or employees in conjunction with the sale of the Products, other than such sales literature as is furnished to the Distributor by the Company, shall be approved in writing by the Company prior to its use or dissemination.

         (c) Follow-up on Leads. All leads furnished to the Distributor by the Company shall be contacted within a reasonable time and a report of the results of such contacts shall be submitted promptly to the Company. All leads obtained by the Distributor for sales of Products outside the Territory shall be forwarded to the Company.

         (d) Visits by the Company. The Company shall have the right upon reasonable notice to visit and observe the Distributor's place of business and to accompany the Distributor during sales or servicing calls or training sessions with customers. Additionally, the Distributor agrees that the Company may, at any time during reasonable business hours, review and inspect the service facilities for the Products.

         (e) Customer Complaints. The Distributor and the Company each agree to cooperate fully in dealing with customer complaints concerning the Products and to take such action to resolve such complaints as may be requested by the Company. In this regard, the Distributor and the Company each agree promptly to furnish the other with any information that may be required by the other to comply with any governmental laws or regulations or that may be required to minimize the potential impact of a recall of any of the Products.

         (f) Traceability. The Distributor shall comply to the best of its ability with any and all traceability programmes in effect at any time as initiated by the Company.

         (g) Financial and Credit Information. If so requested by the Company, the Distributor agrees to provide to the Company adequate financial information on a confidential basis and if requested credit references, to assure the Company of the Distributor's ongoing financial capacity to conduct its business.

4.2 The parties hereto acknowledge that Pure Technologies are expert in acoustic monitoring of the failure of tensioned reinforcements, including the main cables and suspender ropes of suspension bridges and the stay-cables of cable-stayed bridges. The parties also acknowledge that Fugro Geotechnical Services (HK) Limited are expert in the instrumentation of civil engineering and other structures for load, pressure, movement and other parameters. These two areas of expertise are exclusive and complementary.

         The Company and the Distributor agree not to compete in the technical specialism of the other, in the area defined within Clause 2 Territory, during the period of this agreement and for a period of two years after the termination of the agreement.

4.3 To refrain from any expenditure on behalf of the Company, or from incurring any liability in the name of the Company, without the prior written consent of the Company.

4.4 To use its best efforts to promote, safeguard, and protect the interests of the Company, and the Company's rights to the Products, consistent with the best business practices.

5.       Compensation.

5.1      Percentage of Sales.

         The Company will pay the Distributor compensation based upon the following:

         (a) For sales delivered within the Territory, based upon orders procured by the Distributor and/or enquiries referred to the Company by the Distributor, the Company will allow to the Distributor a discount of twenty percent (20%) of the normal selling price of the Products.

         (b) For sales delivered outside the Territory, based upon orders procured by the Distributor within the Territory, ten percent (10%) of the net collected prices at which the Products are sold.

         (c) For any order which is not procured by the Distributor, but which is delivered into the Territory, five percent (5%) of the net collected prices at which the Products are sold.

         For the purposes of this Section 5.1 "net collected prices" means the amounts actually received by the Company for the sale of such Products less any discounts or commissions paid to a third party in respect of such sale.

5.2      Payment.

         The Compensation to the Distributor for each sale under Sub-section 5.1.b and 5.1.c will become owing after receipt of payment by the Company for such sale, and will become due and payable at the end of the calendar quarter in which such payment is received.

6.       Terms of Sales.

6.1      Price of Products.

         The prices at which the Products are to be sold by the Company will be fixed by the Company, subject to change by the Company from time to time, and communicated to the Distributor at periodic intervals. Such price changes shall be effective thirty (30) days after the date of written notice thereof to the Distributor. Any order or written quote from the Distributor received and accepted by the Company prior to a price increase on Products which are the subject of any such order or written quote shall be shipped at the price in effect at the time of acceptance of such order or quote by the Company. For purposes of calculating the percentages described in Subsections 5.l.b and 5.l.c, the prices will exclude all applicable sales and excise taxes. In the event the Company grants discounts based upon quantity purchases or otherwise, the percentage compensation to be paid to the Distributor will be based upon the actual discounted price at which the sale occurs, rather than the normal selling price.

6.2      Purchase Orders.

         All purchase orders shall be subject to acceptance by the Company. No purchase order shall be binding upon the Company until acceptance by the Company is communicated to the Distributor.

6.3      Payment Terms.

         The Distributor agrees that all purchase orders which it procures for the Company for direct shipment to the purchaser shall be payable by Letter of Credit or certified funds, or other terms acceptable to the Company. All payments shall be made in United States Dollars. All Products sold shall be shipped CIF as defined by INCOTERMS, 1980 edition, unless otherwise agreed in writing. Purchase Orders placed by the Distributor on the Company shall be payable 60 days from the date of the Company's invoice for the Products.

7.       Delivery of Products.

7.1      Delivery of Products.

         All Products will be delivered by common carrier unless otherwise specified in the purchase order. The Company will not be liable for any delay in the performance of its obligations in the delivery or shipment of the Products, or for any damage suffered by any purchaser or the Distributor by reason of such delay, when such delay is, directly or indirectly, caused by or in any manner arising from fires, floods, accidents, riots, acts of God, war, governmental interference, embargoes, strikes, labor difficulties, shortage or labor, fuel, power, materials, or supplies, transportation delays, or any other cause or causes (whether or not similar in nature to any of the foregoing) beyond the Company's control. All orders are accepted by the Company subject to the Company's ability to obtain the necessary raw materials, and all orders or contracts as well as shipments are subject to government regulations, orders, directives, and restrictions which may be in effect from time to time.

8.       Confidentiality.

8.1      Confidential Information.

         Distributor shall keep confidential the Agreement all data, data bases, computer programs, marketing plans and information provided to Distributor by or on behalf of the Company in connection with the Agreement or Products and all other confidential and proprietary information of the Company, now existing or to be developed in the future (such information is intended to include all information of any kind whatsoever related to the Company's business which is not generally and publicly known, including information received orally or by a confidential writing which, prior to such receipt, was non-public information of such recipient) (collectively the "Information"), and all Information (including data generated by operation of the Products) developed by the operation of the Products, and shall not disclose the Agreement or any such Information to any person, firm, entity or corporation without the prior written permission of the Company. Distributor shall be bound by an obligation of confidence to the Company in respect of any Information or trade secrets. In respect of such Information, Distributor shall not:

1. disclose, either directly or indirectly, any such Information, or any part thereof, to any person, firm, corporation or entity except as is specifically contemplated in this Agreement; and

2. may not use any such Information, or any part thereof, for any purpose except as is specifically contemplated within this Agreement.

8.2      Trade Secrets.

         Upon the termination of this Agreement for any reason whatsoever, the Distributor shall return all data, prospectuses, advertising, and all Information concerning the Products (including all software, copies of test results and other data accumulated), and the Distributor shall not make further use of any of the materials or technical information, nor disclose or use such materials or Information for its own account or on behalf of any other person or entity. Upon termination of this Agreement for any reason, the Distributor shall discontinue the use of the Company's trade name, trademark, labels, copyrights, patents, and other advertising media and remove all signs and displays relating thereto.

9.       Intellectual Property.

         No rights are granted hereunder to Distributor under any patents, copyrights, information, trademarks or other intellectual property rights except as are incidental only to the sale of Products by the Distributor and the right to use such Products by the Distributor's customers. Whenever the Distributor shall make reference to its relationship with the Company, whether in advertising or otherwise, the Distributor shall describe its relationship only as a distributor of the Products. Any other use by the Distributor of the Company's trade name, trademark, or any other trade names or trademarks associated with the Products must be approved in advance in writing by a duly authorized officer of the Company. The Distributor shall not use any trademark or trade name of the Company or any variation thereof, alone or in combination with other words, in connection with any product which has not been supplied by the company, or as a part of or in connection with the Distributor's corporate or company name. The Distributor shall not register the Company's trade name or trademarks or any other trade names or trademarks associated with the Products in the Territory. All data generated from use of the Products and any suggestions, improvements, enhancements, derivative works or modifications made to any of the Products or any part there of shall be the property of the Company including any copyright patent or other intellectual property rights therein. Distributor shall sign such documents, assignments or agreements as the Company may require to protect the Company's rights therein.

10.      Limited Warranty and Limitations.

10.1 The Company provides to its customers only those warranties set out m the Company's form of agreements and subject to the limits on liability set out in such agreements. On a case by case basis the Company may provide other warranty terms or other limits on liability but only if previously authorized by the Company in writing. NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS MADE.

10.2 The Company shall not have any liability of any kind under this contract unless Distributor notifies the Company of any claimed defect within the warranty period specified in the Company's form of agreement as measured from the date of delivery. If a Product is to be returned to the Company, written authorization must be obtained from the Company, and the Company's shipping instructions must be followed. If the claimed defect is a result of misuse, mishandling, abnormal conditions of application or storage, or the result or unauthorized alteration, the cost of replacement and all related expenses shall be borne by the Distributor. Any Products returned to the Company for replacement or refund shall become the property of the Company.

10.3 The Distributor, its agents, and employees shall not make any statement, representation, warranty, or advertisement concerning the Products which exceed in scope or are different in meaning from the limited warranty set forth in Section 10.1. The Distributor shall indemnify and hold the Company harmless against any claims, liability, costs, and expenses of any nature which the Company may incur as a result of any such activities.

11.      Modification of Products and Labeling.

         The Distributor shall not, without the prior written consent of the Company in each instance obtained, modify the Products or any part thereof or modify, remove, cover, or add to the labels affixed by the Company to the Products. if requested by the Distributor, the Company shall affix foreign translations of labels to Product containers, and the Distributor shall reimburse the Company for all reasonable expenses incurred as part of such relabelling.

12.      Patent Infringement.

         If a patent infringement action is commenced or threatened against the Company as to one or more of the Products, and the Company elects to discontinue the sale of any such Products in any part of the Territory, the Distributor shall discontinue its efforts to sell such Products in any such part of the Territory immediately upon receipt of written notice thereof from the Company.

13.      Termination.

13.1 The Company may terminate this Agreement by giving forty five (45) days written notice in the following events: (a) Distributor has ceased to function as a going concern or conduct its operations in the normal course of business as a distributor, (b) Distributor enters into suspension of payments, or commences or becomes the subject of, any action in relation to bankruptcy, insolvency, reorganization, dissolution, or winding up; (c) Distributor has become insolvent; (d)

Distributor has made a general assignment for the benefit of creditors; (e) Distributor has attempted to assign, convey, or otherwise transfer in whole or in part any of Distributor's rights hereunder to any third party without the Company's prior written consent based on Distributor's full, true, and correct disclosure of the proposed transaction to the Company; (f) any material change in the general management, ownership, or control including sale, transfer, or relinquishment by Distributor of any substantial interest in the ownership of the business to be carried on by Distributor under this Agreement, unless such changes are approved in advance and in writing by the president of the Company;
(g) conviction of Distributor or any principal officer or manager of Distributor for any crime tending to affect adversely the ownership or operation of the business; (h) Distributor provides falsified data or information to the Company; or (i) Distributor breaches any of the obligations under Sections 8.1 or 8.2 respecting Information or Section 9 respecting intellectual property. The Distributor hereby acknowledges that forty five (45) days is a reasonable and adequate period of notice under the circumstances, including the extent of the expenditures, investments, and commitments made and to be made by Distributor under this Agreement.

13.2 In the event either party commits a material breach of this Agreement and such party fails to remedy such default within sixty (60) days of receipt of written notice thereof from the opposite party, the party giving such notice may, at any time thereafter upon written notice, terminate this Agreement. The Distributor hereby acknowledges that sixty (60) days is a reasonable and adequate period of notice under the circumstances, including the extent of the expenditures, investments, and commitments made and to be made by Distributor under this Agreement.

13.3 Either party may terminate this Agreement without cause upon the expiration of a ninety (90) day period after giving written notice thereof to the other party. The Distributor hereby acknowledges that ninety (90) days is a reasonable and adequate period of notice under the circumstances, including the extent of the expenditures, investments, and commitments made and to be made by Distributor under this Agreement.

13.4 In the event of termination of this Agreement, whether upon the expiration of the term of this Agreement or pursuant to the provisions of
Section 13.1, 13.2, or 13.3, the Company shall not be liable to the Distributor for compensation, reimbursement, or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases, employee termination pay, or other commitments or expenses relating to the business or goodwill or the Distributor.

13.5 Termination of this Agreement shall not relieve or release the Distributor from any payments which the Distributor may owe the Company under the terms of this Agreement, including without limitation, payments for Products delivered to the distributor.

13.6 Acceptance by the Company of any orders from the Distributor after termination of this Agreement shall not constitute a renewal of this Agreement or a waiver of the right of the Company to treat this Agreement as terminated.

13.7 Notwithstanding anything contained herein to the contrary, Sections 8 and 9 of this Agreement shall survive termination of this Agreement and shall remain in full force and effect.

14.      Relationship.

         The Distributor is an independent contractor. Nothing herein shall constitute the Distributor as an employee or agent of the Company, nor the legal representative of the Company for any purpose or reason not set forth herein. The Distributor does not have the authority to assume or create any obligation, express or implied, on behalf of or in the name of the Company, or to bind the Company in any manner whatsoever, except as authorized in writing by the Company. The Distributor shall be solely responsible for the operations of its business and all costs incurred in such operations, solely responsible for any injury, liabilities, or damage incurred in the conduct of its business, for complying with all laws and regulations of the nation, state, and political subdivision in which it transacts its business, and shall bear all expenses in connection therewith. It is the express intent of the parties, pursuant to their right to freedom of contract, that this Agreement shall govern the obligations of each to the other and the right of each resulting from such relationship and that no Ordinance, Regulation or any other law purporting to alter the relationship between the Company and the Distributor, presently in force or hereafter enacted, may apply to the rights and obligations of and between the parties under this Agreement. The rights and obligations of the parties in the event of termination of this Agreement have been separately bargained for, and are intended by both parties to be in lieu of any rights or obligations arising under any Ordinance, Regulation or any other law purporting to alter the relationship of the parties.

15.      Compliance with Law.

         The Distributor shall comply with all prevailing laws and regulations of the Territory pertaining to the importation, distribution, sales, promotion, and marketing of the Products in the Territory and in any manner otherwise pertaining to performance by the Distributor of its obligations under this Agreement. The Distributor shall accept and assume full responsibility for any and all civil or criminal liabilities and costs that may be assessed as a result of the Distributor's performance of Distributor's duties under this Agreement and shall hold harmless and defend the Company from and against any and all fines, damages, levies, costs, and judgment which the Company may be required to pay as a result of the Distributor's performance of its duties thereunder in violation thereof.

16.      Miscellaneous Provisions.

16.1 Controlling Law. This Agreement is made with reference to and shall be construed in accordance with the law of the Hong Kong Special Administration
Region. The Parties acknowledge and agree that this Agreement shall not be subject to the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

16.2 Arbitration. Any disputes or controversies arising under this Agreement shall be determined by binding arbitration in accordance with the rules and procedures for arbitration in Hong Kong, which arbitration shall be conducted in Honolulu, Hawaii. Each party shall bear its own costs of the arbitration and shall pay one half cost of the costs of the establishment and operation of the arbitration tribunal.

16.3 Notices. All notices, request, demands, and other communications given under this Agreement shall be in English and shall be in writing and shall be deemed to have been duly given at the time of delivery, if personally delivered, or seventy-two (72) hours after delivery to an appropriate courier service and addressed to the parties at the addresses set forth beneath their respective signatures or at such other address as a party may designate at any time in writing by notice to the other in accordance with this Subsection 16.3.

16.4 Waiver and Modification. The failure of either party at any time to require strict performance of any provision of this Agreement shall not in any manner affect the right of such party at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement shall be deemed to be a release or affect any liability resulting from such breach. No waiver of any nature, whether by conduct, course of dealing, or otherwise, in any one or more instances shall be deemed to be or construed as a continuing waiver of any such condition or breach, or as a waiver of any other condition or of any other breach of any other term or covenant of this Agreement.

16.5 Severability. If any provision of this Agreement is held and determined to be invalid by any arbitrator or court interpreting such provision, such arbitrator or court shall be entitled to modify or otherwise reduce the scope or effect of such offending provision, and to enforce such provision as so modified, provided that such modification does not materially modify the intent of the parties in entering into this Agreement. If any provision of this Agreement cannot be so modified without offending the intent of the parties, such provision shall be deemed to be null and void, and the remaining provisions of this Agreement shall remain in full force and effect as if such invalid provision had not been included in the Agreement.

16.6 Successors in Interest. This Agreement shall be binding upon and inure to the benefit of the successors, heirs, assigns, and personal representatives of the parties.

16.7 Assignment. The Distributor may not assign or sublicense any of its rights or obligations under this Agreement nor shall the Distributor appoint or designate any subdistributor of the Products, without the prior written consent of the Company, which consent may be granted or withheld for any reason or for no reason in the sole and exclusive judgment of the Company. Any attempted assignment, appointment or designation without the prior written consent of the Company shall be null and void.

16.8 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement. There are no representations, warranties, understandings, or agreements other than those expressly set forth herein. Time is expressly declared to be of the essence of this Agreement.

16.9 Execution by Counterpart. This Agreement may be executed separately or independently in any number of counterparts, each and all of which together shall be deemed to have been executed simultaneously and for all purposes to be one agreement.

16.10 Captions. The respective captions of the Sections are inserted for convenience of reference only and shall not be deemed to modify or otherwise affect in any respect any of the provisions hereof

         DATED the day and year first above written.

                                       PURE TECHNOLOGIES INC

                                       By: "James Paulson"
                                          --------------------------------------
                                       Its Chairman
                                          --------------------------------------

                                       Address:   #1050, 340 - 12 th Avenue S.W.
                                                  Calgary, Alberta
                                                  Canada T2R 1L5

                                       FUGRO GEOTECHNICAL SERVICES (HK)
                                       LIMITED

                                       By: "R. Wood"
                                          --------------------------------------
                                       Its Managing Director
                                          --------------------------------------

                                       Address:   Unit 10, 10/F Worldwide
                                                  Industrial Centre
                                                  43-47 Shan Mei Street, Fo Tan
                                                  Shatin, NT, Hong Kong

                         SUB-DISTRIBUTORSHIP AGREEMENT

         THIS SUB-DISTRIBUTORSHIP AGREEMENT ("Agreement") is made and entered into as of this 16th Day of April, 2000, by and between FUGRO LIMITED ("Distributor") and TRANSPORT RESEARCH LABORATORY ("Sub-Distributor"). This Sub-Distributorship Agreement is made with the agreement of PURE TECHNOLOGIES INC. of Calgary Alberta ("Company").

         In consideration of the mutual covenants and undertakings hereinafter set forth, the parties agree as follows:

17.      Appointment

The Distributor hereby appoints the Sub-Distributor as its non-exclusive sales representative in the Territory, as defined in Section 2 of this Agreement, and the Sub-Distributor hereby accepts such appointment, to sell the products and licenses of the Company (the "Products") in accordance with the terms and conditions of this Agreement.

The Distributor appoints the Sub-Distributor as the exclusive Sub-Distributor in the Highway Sector, and non-exclusively in the Transport Sector. Such projects will be identified in writing on an individual basis, and acknowledged in writing by the Distributor to be "Projects initiated by the Sub-Distributor.

18.      Territory & Markets

The Sub-Distributor shall have the non-exclusive right to sell the products in the geographic area described as follows: United Kingdom including England, Northern Ireland, Scotland and Wales ("Territory"). The Territory may be modified from time to time by the prior written agreement of the parties.

19.      Term

The term of this Agreement shall commence on the date first above written, and, unless terminated earlier as provided in Section 14, shall continue for one (1) year terminating upon the first anniversary of such date, provided that the Agreement shall thereafter be renewed without action by either party for successive periods of one (1) year each, subject to the termination provisions of Section 13, unless either party gives written notice objecting to such renewal at least sixty (60) days prior to the expiration of the then current one-year term.

20.      Covenants and Undertaking of the Sub-Distributor

The Sub-Distributor covenants and agrees as follows:

20.1 To use reasonable efforts, to promote sales of the Products. The Sub-Distributor further agrees that it will refrain from soliciting sales or otherwise promoting sales of the Products outside the Territory, except where it has a separate distributorship agreement with the Company. These obligations include, without limitation, the following:

         (a) Specific Promotion Efforts. All advertising or promotional materials, if any, utilized by the Sub-Distributor, its agents, or employees in conjunction with the sale of the Products, other than such sales literature as is furnished to the Sub-Distributor by the Distributor, shall be approved in writing by the Company and the Distributor, prior to its use or dissemination.

         (b) Follow-up on Leads. All leads obtained by the Sub-Distributor for sales of Products outside the Territory shall be forwarded to the Distributor, who will forward them to the Company. The Sub-Distributor will produce and update a Sales & Marketing plan, with targets. The Distributor and Sub-Distributor will meet regularly to co-ordinate marketing effort between the Sub-Distributor and the Distributor, and to review the Sales and Marketing Plan.

         (c) Visits by the Company. The Distributor shall have the right upon reasonable notice to visit and observe the
                  Sub-Distributor's place of business and to accompany the Sub-Distributor during sales or servicing calls with customers. Additionally, the Distributor agrees that the Company may, at any time during reasonable business hours, review and inspect the service facilities for the Products.

         (d) Customer Complaints. The Sub-Distributor and the Distributor each agree to cooperate fully in dealing with customer complaints concerning the Products and to take such action to resolve such complaints as may be requested by the Distributor or the Company. In this regard, the Sub-Distributor and the Distributor each agree promptly to furnish the other with any information that may be required by the other to comply with any governmental laws or regulations or that may be required to minimize the potential impact of a recall of any of the Products.

         (e) Traceability. The Sub-Distributor shall comply to the best of its ability with any and all traceability programmes in effect at any time as initiated by the Distributor.

         (f) Financial and Credit Information. If so requested by the Distributor, the Sub-Distributor agrees to provide to the Distributor with adequate financial information on a confidential basis and if requested credit references, to assure the Distributor of the Sub-Distributor's ongoing financial capacity to conduct its business.

20.2 The parties hereto acknowledge that Pure Technologies are [IS] expert in acoustic monitoring of failure of tensioned reinforcements, including the main cables and suspender ropes of suspension bridges and the stay-cables of cable-stayed bridges.

                  The Sub-Distributor agrees not to compete in this technical specialism in the area defined within Clause 2 Territory, during the period of this agreement and for a period of two years after the termination of the agreement.

20.3 To refrain from any expenditure on behalf of the Distributor and/or Company, or from incurring any liability in the name of the Distributor and/or Company, without the prior written consent of the Distributor and/or Company.

20.4 To use its best efforts to promote, safeguard, and protect the interests of the Distributor and the Company, and the Company's rights to the Products, consistent with the best business practices.

21.      Compensation

21.1     Payment

         (a) For sales delivered within the Territory, based upon orders on 'Projects initiated by the Sub-Distributor', the Distributor will provide the system to the Sub-Distributor at the normal Company selling price of the Products (excluding installation), less a discount of fifteen (15%) percent commission.

         (b) For sales delivered within the Territory, based upon orders on 'Products initiated by the Distributor' and for which compensation to the Sub-Distributor is owing, subject to specific arrangements as agreed on a case by case basis between the Distributor and Sub-Distributor, the Distributor will make a payment to the Sub-Distributor a sum of fifteen (15%) percent of the normal Company selling price of the Products. Payment will become owing after receipt of payment by the Distributor for such a sale, and will become due and payable within 10 days of when such payment is received.

         (c) In any event, when either clause 5.1(a) or 5.1(b) is not directly applicable, other arrangements for payment of compensation to the Sub-Distributor by the Distributor can be made as otherwise agreed.

22.      Terms of Sales

22.1     Price of Products

The prices at which the Products are to be sold by the Distributor will be fixed by the Distributor, subject to change by the Distributor from time to time, and communicated to the Sub-Distributor for each Project initiated by the
Sub-Distributor, with a stated period of validity. For purposes of calculating the percentages described in Section 5, the prices will exclude all applicable sales and excise taxes. In the event the Company grants discounts based upon quantity purchases or otherwise, the percentage compensation to be paid to the Distributor will be based upon the actual discounted price at which the sale occurs, rather than the normal selling price.

22.2     Purchase Orders

All purchase orders shall be subject to acceptance by the Distributor and the Company. No purchase order shall be binding upon the Distributor until acceptance by the Distributor is communicated to the Sub-Distributor.

22.3     Payment Terms

The Sub-Distributor agrees that all purchase orders, which it procures for the Company for direct shipment to the purchaser, shall be payable by Letter of Credit or certified funds, or other terms acceptable to the Company. All Products sold shall be shipped CIF as defined by INCOTERMS,

1980 edition, unless otherwise agreed in writing. Purchase Orders placed by the Sub-Distributor shall be payable 60 days from the date of the Company's invoice for the Products.

23.      Delivery of Products

23.1     Delivery of Products

All Products will be delivered by common carrier unless otherwise specified in the purchase order. The Distributor will not be liable for any delay in the performance of its obligations in the delivery or shipment of the Products, or for any damage suffered by any purchaser or the Sub-Distributor by reason of such delay, when such delay is, directly or indirectly, caused by or in any in any manner arising from fires, floods, accidents, riots, acts of God, war, governmental interference, embargoes, strikes, labor difficulties, shortage of labor, fuel, power, materials or supplies, transportation delays, or any other cause or causes (whether or not similar in nature to any of the foregoing) beyond the Company's control. All orders are accepted by the Company subject to the Company's ability to obtain the necessary raw materials, and all orders or contracts as well as shipments are subject to government regulations, orders, directives, and restrictions which may be in effect from time to time.

24.      Confidentiality

24.1     Confidential Information

The Sub-Distributor shall keep confidential the details of the Agreement, all data, data bases, computer programs, marketing plans and information provided to Sub-Distributor by or on behalf of the Distributor or the Company in connection with the Agreement or Products and all other confidential and proprietary information of the Distributor or the Company, now existing or to be developed in the firm (such information is intended to include all information of any kind whatsoever related to the Distributor's or Company's business which is not generally and publicly known, including information received orally or by a confidential writing which, prior to such receipt, was non-public information of such recipient) (collectively the "Information"), and all Information (including data generated by operation of the Products) developed by the operation of the Products, and shall not disclose the Agreement or any such Information to any person, firm, entity or corporation without the prior written permission of the Distributor. The Sub-Distributor shall be bound by an obligation of confidence to the Distributor and Company in respect of any Information or trade secrets. In respect of such Information, the Sub-Distributor shall not:

         (i) disclose, either directly or indirectly, any such Information, or any part thereof to any person, firm, corporation or entity except as is specifically contemplated in this Agreement; and

         (ii) may not use any such Information, or any part thereof for any purpose except as is specifically contemplated within this Agreement.

24.2     Trade Secrets

Upon the termination of this Agreement for any reason whatsoever, the Sub-Distributor shall return all data, prospectuses, advertising, and all Information concerning the Products (including all software, copies of test results and other data accumulated), and the Sub-Distributor shall not make further use of any of the materials or technical information, nor disclose or use such materials or Information for its own account or on behalf of any other person or entity. Upon termination of this Agreement for any reason, the Sub-Distributor shall discontinue the use of the Distributor's and Company's trade names, trademarks, labels, copyrights, patents, and other advertising media and remove all signs and displays relating thereto.

25.      Intellectual Property

No rights are granted hereunder to the Sub-Distributor under any patents, copyrights, Information, trademarks or other intellectual property rights except as are incidental only to the sale of Products by the Distributor and the right to use such Products by the Distributor's customer.

Whenever the  Sub-Distributor  shall make reference to its relationship with the
Distributor and Company, whether in advertising or otherwise, the Sub-Distributor shall describe its relationship only as a Sub-Distributor of the Products. Any other use by the Sub-Distributor of the Distributor's and Company's trade name, trademark, or any other trade names or trademarks associated with the Products must be approved in advance in writing by a duly authorized officer of the Distributor and Company. The Sub-Distributor shall not use any trademark or trade name of the Distributor and Company or any variation thereof alone or in combination with other words, in connection with any product which has not been supplied by the Distributor and Company, or as a part of or in connection with the Sub-Distributor's corporate name. The Sub-Distributor shall not register the Distributor or Company's trade name or trademarks or any other trade names or trademarks associated with the Products in the Territory. All data generated from use of the Products and any suggestions, improvements, enhancements, derivative works or modifications made to any of the Products or any part there of shall be the property of the Company including any copyright, patent or other intellectual property rights therein. The Sub-Distributor shall sign such documents, assignments or agreements as the Company may require to protect the Company's rights therein.

26.      Limited Warranty and Limitations

26.1 The Company provides to its customers only those warranties set out in the Company's form of agreements and subject to the limits on liability set out in such agreements. On a case by case basis the Company may provide other warranty terms or other limits on liability but only if previously authorized by the Company in writing. NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS MADE.

26.2 The Distributor and the Company shall not have any liability of any kind under this contract unless the Sub-Distributor notifies the Distributor and thereby the Company of any claimed defect within the warranty period specified in the Distributor's form of agreement as measured from the date of delivery. If a Product is to be returned to the Distributor, written authorization must be obtained from the Distributor, and the Distributor's shipping instructions must be followed. If the claimed defect is a result of misuse, mishandling, abnormal conditions of application or storage, or the result or unauthorized alteration, the cost of replacement and all related expenses shall be borne by the Sub-Distributor. Any Products returned to the Distributor for replacement or refund shall become the property of the Distributor.

26.3 The Sub-Distributor, its agents, and employees shall not make any statement, representation, warranty, or advertisement concerning the Products which exceed in scope or are different in meaning from the limited warranty set forth in Section 10.1. The Sub-Distributor shall indemnify and hold the Distributor and the Company harmless against any claims, liability, costs, and expenses of any nature which the Distributor and the Company may incur as a result of any such activities.

27. Modification of Products and Labeling. The Sub-Distributor shall not, without the prior written consent of the Company in each instance obtained, modify the Products or any part thereof or modify, remove, cover, or add to the labels affixed by the Company to the Products.

28. Patent. If a patent infringement action is commenced or threatened against the Company as to one or more of the Products, and the Company elects to discontinue the sale of any such Products in any part of the Territory, the Sub-Distributor shall discontinue its efforts to sell such Products in any such part of the Territory immediately upon receipt of written notice thereof' from the Company.

29.      Termination

29.1 The Distributor may terminate this Agreement by giving forty five (45) days written notice in the following events:

         (a) Sub-Distributor has ceased to function as a going concern or conduct its operations in the normal course of business as a distributor;

         (b) Sub-Distributor enters into suspension of payments, or commences or becomes the subject of, any action in relation to bankruptcy, insolvency, reorganization, dissolution, or winding up;

         (c)      Sub-Distributor has become insolvent;

         (d) Sub-Distributor has made a general assignment for the benefit of creditors;

         (e) Sub-Distributor has attempted to assign, convey, or otherwise transfer in whole or in part any of Sub-Distributor's rights hereunder to any third party without the Distributor's prior written consent based on Sub-Distributor's full, true, and correct disclosure of the proposed transaction to the Distributor;

         (f) any material change in the general management, ownership, or control including sale, transfer, or by Sub-Distributor of any substantial interest in the ownership of the business to be carried on by Sub-Distributor under this Agreement, unless such changes are approved in advance and in writing by the Distributor;

         (g) conviction of Sub-Distributor or any principal officer or manager of Sub-Distributor for any crime tending to affect adversely the ownership or operation of the business;

         (h) Sub-Distributor provides falsified data or information to the Distributor; or

         (i)      Sub-Distributor breaches any of the obligations under Sections
                  8.1 or 8.2 respecting Information or Section 9 respecting intellectual property. The Sub-Distributor hereby acknowledges that forty five (45) days is a reasonable and adequate period of notice under the circumstances, including the extent of the expenditures, investments, and commitments made and to be made by Sub-Distributor under this Agreement.

29.2 In the event either party commits a material breach of this Agreement and such party fails to remedy such default within sixty (60) days of receipt of written notice thereof from the opposite party, the party giving such notice may, at any time thereafter upon written notice, terminate this Agreement. The Sub-Distributor hereby acknowledges that sixty (60) days is a reasonable and adequate period of notice under the circumstances, including the extent of the expenditures, investments, and commitments made and to be made by Sub-Distributor under this Agreement.

29.3 Either party may terminate this Agreement without cause upon the expiration of a ninety (90) day period after giving written notice thereof to the other party. The Sub-Distributor hereby acknowledges that ninety (90) days is a reasonable and adequate period of notice under the circumstances, including the extent of the expenditures, investments, and commitments made and to be made by Distributor under this Agreement.

29.4 In the event of termination of this Agreement, whether upon the expiration of the term of this Agreement or pursuant to the provisions of
Section 13.1, 13.2, or 13.3, the Distributor shall not be liable to the Sub-Distributor for compensation, reimbursement, or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases, employee termination pay, or other commitments or expenses relating to the business or goodwill of the Sub-Distributor.

29.5 Termination of this Agreement shall not relieve or release the Sub-Distributor from any payments the Sub-Distributor may owe the Distributor under the terms of this Agreement.

29.6 Acceptance by the Distributor of any orders from the Sub-Distributor after termination of this Agreement shall, not constitute a renewal of this Agreement or a waiver of the right of the Distributor to treat this Agreement as terminated.

29.7 Notwithstanding anything contained herein to the contrary, Sections 8 and 9 of this Agreement shall survive termination of this Agreement and shall remain in fall force and effect.

30.      Relationship

The Sub-Distributor is an independent organization. Nothing herein shall constitute the Sub-Distributor as an employee or agent of the Distributor, nor the legal representative of the Distributor for any purpose or reason not set forth herein. The Sub-Distributor does not have the authority to assume or create any obligation, express or implied, on behalf of or in the name of the Distributor, or to bind the Distributor in any manner whatsoever, except as authorized in writing by the Distributor. The Sub-Distributor shall be solely responsible for the operations of its business and all costs incurred in such operations, solely responsible for any injury, liabilities, or damage incurred in the conduct of its business, for complying with all laws and regulations of the nation, state, and political subdivision in which it transacts its business, and shall bear all expenses in connection therewith. It is the express intent of the parties, pursuant to their right to freedom of contract, that this Agreement shall govern the obligations of each to the other and the right of each resulting from such relationship and that no Ordinance, Regulation or any other law purporting to alter the relationship between the Distributor and the Sub-Distributor, presently in force or hereafter enacted, may apply to the rights and obligations of and between the parties under this Agreement. The rights and obligations of the parties in the event of termination of this Agreement have been separately bargained for, and are intended by both parties to be in lieu of any rights or obligations arising under any Ordinance, Regulation or any other law purporting to alter the relationship of the parties.

31.      Compliance with Law

The Sub-Distributor shall comply with all prevailing laws and regulations of the Territory pertaining to the importation, distribution, sales, promotion, and marketing of the Products in the Territory and in any manner otherwise pertaining to performance by the Sub-Distributor of its obligations under this Agreement. The Sub-Director shall accept and assume full responsibility for any and all civil or criminal liabilities and costs that may be assessed as a result of the Sub-Distributor's performance or Sub-Distributor's duties under this Agreement and shall hold harmless and defend the Distributor from and against any and all fines, damages, levies, costs, and judgment which the Distributor may be required to pay as a result of the Sub-Distributor's performance of its duties thereunder in violation thereof.

32.      Miscellaneous Provisions

32.1 Controlling Law. This Agreement is made with reference to and shall be construed in accordance with the laws of the England. The Parties acknowledge and agree that this Agreement shall not be subject to the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

32.2 Arbitration. Any disputes or controversies arising under this Agreement shall be determined by binding arbitration in accordance with the rules and procedures for arbitration in England, which arbitration shall be conducted in London England. Each party shall bear its own costs of the arbitration and shall pay one half cost of the costs of the establishment and operation of the arbitration tribunal.

32.3 Notices. All notices, request, demands, and other communications given under this Agreement shall be in English and shall be in writing and shall be deemed to have been duly given at the time of delivery, if personally delivered, or seventy-two (72) hours after delivery to an appropriate courier service and addressed to the parties at the addresses set forth beneath their respective signatures or at such other address as a party may designate at any time in writing by notice to the other in accordance with this Subsection 16.3.

32.4 Waiver and Modification. The failure of either party at any time to require strict performance of any provision of this Agreement shall not in any manner affect the right of such party at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement shall be deemed to be a release or affect any liability resulting from such breach. No waiver of any nature, whether by conduct, course of dealing, or otherwise, in any one or more instances shall be deemed to be or construed as a continuing waiver of any such condition or breach, or as a waiver of any other condition or of any other breach of any other term or covenant of this Agreement.

32.5 Severability. If any provision of this Agreement is held and determined to be invalid by any arbitrator or court interpreting such provision, such arbitrator or court shall be entitled to modify or otherwise reduce the scope or effect of such offending provision, and to enforce such provision as so modified, provided that such modification does not materially modify the intent of the parties in entering into this Agreement. If any provision of this Agreement cannot be so modified without off-ending the intent of the parties, such provision shall be deemed to be null and void, and the remaining provisions of this Agreement shall, remain in full force and effect as if such invalid provision had not been included in the Agreement.

32.6 Successors in Interest. This Agreement shall be binding upon and inure to the benefit of the successors, heirs, assigns, and personal representatives of the parties.

32.7 Assignment. The Sub-Distributor may not assign or sublicense any of its rights or obligations under this Agreement, nor shall the Sub-Distributor appoint or designate any subordinate distributor of the Products, without the prior written consent of the Distributor, which consent may be granted or withheld for any reason or for no reason in the sole and exclusive judgment of the Distributor. Any attempted assignment, appointment, or designation without the prior written consent of the Distributor shall be null and void.

32.8 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement. There are no representations, warranties, or agreements other than those expressly set forth herein. Time is expressly declared to be of the essence of this Agreement.

32.9 Execution by Counterpart. This Agreement may be executed separately or independently in any number of counterparts, each and all, of which together shall be deemed to have been executed simultaneously and for all purposes to be one agreement.

32.10 Captions. The respective captions of the Sections are inserted for convenience of reference only and shall not be deemed to modify or otherwise affect in any respect any of the provisions hereof.

33.      Communication

The routing of all communication related to the sale and services with the UK will be guided by the need to provide swift and meaningful response to the end user's requirements.

All routine correspondence from the Sub-Distributor to the Company related to UK projects shall be routed via the Distributor. However, when there is a benefit in direct communication between the Company and the Sub-Distributor, correspondence shall be simultaneously copied to the Distributor.

The Distributor reserves the right to require that all correspondence between the Company and the Distributor related to UK projects and after sales service should be routed via the Distributor.

DATED the day and year first above written.

                                       TRANSPORT RESEARCH
                                       LABORATORY


                                       By: "S.D. Rea"
                                          --------------------------------------
                                       Its Programme Manager
                                          --------------------------------------

                                       Address:   Old Wokingham Road
                                                  Crowthorne
                                                  Berks. RG45 6AU


                                       FUGRO LIMITED

                                       By: "David Youdan"
                                          --------------------------------------
                                       Its Division Head
                                          --------------------------------------

                                       Address:   18 Frogmore Road
                                                  Hemel Hempstead
                                                  Herts. HP3 9RT


                                       PURE TECHNOLOGIES INC.


                                       By: "J. Elliott"
                                          --------------------------------------
                                       Its Vice President/General Manager
                                          --------------------------------------

                                       Address:   1050, 340 - 12 th Avenue S.W.
                                                  Calgary
                                                  Alberta T2R 1L5

                           DISTRIBUTORSHIP AGREEMENT

         THIS DISTRIBUTORSHIP AGREEMENT ("Agreement") is made and entered into as of this 1st Day of December, 1997, by and between PURE TECHNOLOGIES INC, OF CALGARY, ALBERTA ("Company"), and FUGRO LIMITED ("Distributor").

         In consideration of the mutual covenants and undertakings hereinafter set forth, the parties agree as follows:

34.      Appointment

         The Company hereby appoints the Distributor as its exclusive sales representative in the Territory, as defined in Section 2 of this Agreement, and the Distributor hereby accepts such appointment, to sell the products and licenses of the Company (the "Products") in accordance with the terms and conditions of this Agreement. The use of the term sales of Products or similar terms in this Agreement shall refer to sales of products and sale of licenses to use the data acquisition software associated with the use of the products.

35.      Territory.

         The Distributor shall have the exclusive right to sell the products in the geographic area described as follows: United Kingdom including England, Northern Ireland, Scotland and Wales ("Territory"). The Territory may be modified from time to time by the prior written agreement of the parties.

36.      Term.

         The term of this Agreement shall commence on the date first above written, and, unless terminated earlier as provided in Section 14, shall continue for one (1) year terminating upon the first anniversary of such date, provided that the Agreement shall thereafter be renewed without action by either party for successive periods of one (1) year each, subject to the termination provisions of Section 13, unless either party gives written notice objecting to such renewal at least sixty (60) days prior to the expiration of the then current one-year term.

37.      Covenants and Undertakings of Distributor

         The Distributor covenants and agrees as follows:

37.1 To use its best efforts, and to spend as much time and as much of its resources as may reasonably be required, to promote sales of the Products. The Distributor further agrees that it will refrain from soliciting sales or otherwise promoting sales of the Products outside the Territory. These obligations include, without limitation, the following:

         (a) Registration and Licensure. The Distributor agrees to use its best efforts to promptly obtain from the proper authorities in the Territory at its own cost and expense, all registrations, licenses, and approvals required for the import, sales, and distribution by the Distributor of the Products in the Territory.

         (b) Specific Promotion Efforts. The Distributor shall, at its expense, distribute sales literature describing the Products, which the Company shall provide, promote the sale of the Products through trade publications, and exhibit the Products at exhibitions at which products of the same or similar nature are exhibited. All advertising or promotional materials, if any, utilized by the Distributor, its agents, or employees in conjunction with the sale of the Products, other than such sales literature as is furnished to the Distributor by the Company, shall be approved in writing by the Company prior to its use or dissemination.

         (c) Follow-up on Leads. All leads furnished to the Distributor by the Company shall be contacted within a reasonable time and a report of the results of such contacts shall be submitted promptly to the Company. All leads obtained by the Distributor for sales of Products outside the Territory shall be forwarded to the Company.

         (d) Visits by the Company. The Company shall have the right upon reasonable notice to visit and observe the Distributor's place of business and to accompany the Distributor during sales or servicing calls or training sessions with customers. Additionally, the Distributor agrees that the Company may, at any time during reasonable business hours, review and inspect the service facilities for the Products.

         (e) Customer Complaints. The Distributor and the Company each agree to cooperate fully in dealing with customer complaints concerning the Products and to take such action to resolve such complaints as may be requested by the Company. In this regard, the Distributor and the Company each agree promptly to furnish the other with any information that may be required by the other to comply with any governmental laws or regulations or that may be required to minimize the potential impact of a recall of any of the Products.

         (f) Traceability. The Distributor shall comply to the best of its ability with any and all traceability programmes in effect at any time as initiated by the Company.

         (g) Financial and Credit Information. If so requested by the Company, the Distributor agrees to provide to the Company adequate financial information on a confidential basis and if requested credit references, to assure the Company of the Distributor's ongoing financial capacity to conduct its business.

37.2 The parties hereto acknowledge that Pure Technologies are expert in acoustic monitoring of failure of tensioned reinforcements, including the main cables and suspender ropes of suspension bridges and the stay-cables of cable-stayed bridges. The parties also acknowledge that Fugro Structural Monitoring are expert in instrumentation of structures for acceleration, strain, displacement These two are areas of expertise are exclusive and complementary.

         The Company and the Distributor agree not to compete in the technical specialism of the other, in the area defined within Clause 2 Territory, during the period of this agreement and for a period of two years after the termination of the agreement

37.3 To refrain from any expenditure on behalf of the Company, or from incurring any liability in the name of the Company, without the prior written consent of the Company.

37.4 To use its best efforts to promote, safeguard, and protect the interests of the Company, and the Company's rights to the Products, consistent with the best business practices.

38.      Compensation

38.1     Percentage of Sales.

         The Company will pay the Distributor compensation based upon the following:

         (a) For sales delivered within the Territory, based upon orders procured by the Distributor and/or enquiries referred to the Company by the Distributor, the Company will allow to the Distributor a discount of twenty percent (20%) of the normal selling price of the Products.

         (b) For sales delivered outside the Territory, based upon orders procured by the Distributor within the Territory, ten percent (10%) of the net collected prices at which the Products are sold.

         (c) For any order which is not procured by the Distributor, but which is delivered into the Territory, five percent (5%) of the net collected prices at which the Products are sold.

         For the purposes of this Section 5.1 "net collected prices" means the amounts actually received by the Company for the sale of such Products less any discounts or commissions paid to a third party in respect of such sale.

38.2     Payment.

         The Compensation to the Distributor for each sale under Sub-section 5.1(b) and 5.l(c) will become owing after receipt of payment by the Company for such sale, and will become due and payable at the end of the calendar quarter in which such payment is received.

39.      Terms of Sales.

39.1     Price of Products.

         The prices at which the Products are to be sold by the Company will be fixed by the Company, subject to change by the Company from time to time, and communicated to the Distributor at periodic intervals. Such price changes shall be effective thirty (30) days after the date of written notice thereof to the Distributor. Any order or written quote from the Distributor received and accepted by the Company prior to a price increase on Products which are the subject of any such order or written quote shall be shipped at the price in effect at the time of acceptance of such order or quote by the Company. For purposes of calculating the percentages described in Subsections 5.l.b and 5.1.c, the prices will exclude all applicable sales and excise taxes. In the event the Company grants discounts based upon quantity purchases or otherwise, the percentage compensation to be paid to the Distributor will be based upon the actual discounted price at which the sale occurs, rather than the normal selling price.

39.2     Purchase Orders.

         All purchase orders shall be subject to acceptance by the Company. No purchase order shall be binding upon the Company until acceptance by the Company is communicated to the Distributor.

39.3     Payment Terms.

         The Distributor agrees that all purchase orders which it procures for the Company for direct shipment to the purchaser shall be payable by Letter of Credit or certified Rinds, or other terms acceptable to the Company. All payments shall be made in United States Dollars. All Products sold shall be shipped CIF as defined by INCOTERMS, 1980 edition, unless otherwise agreed in writing. Purchase Orders placed by the Distributor on the Company shall be payable 60 days from the date of the Company's invoice for the Products.

40.      Delivery of Products.

40.1     Delivery of Products.

         All Products will be delivered by c on carrier unless otherwise specified in the purchase order. The Company will not be liable for any delay in the performance of its obligations in the delivery or shipment of the Products, or for any damage suffered by any purchaser or the Distributor by reason of such delay, when such delay is, directly or indirectly, caused by or in any manner arising from fires, floods, accidents, riots, acts of God, war, governmental interference, embargoes, strikes, labor difficulties, shortage or labor, fuel, power, materials, or supplies, transportation delays, or any other cause or causes (whether or not similar in nature to any of the foregoing) beyond the Company's control. All orders are accepted by the Company subject to the Company's ability to obtain the necessary raw materials, and all orders or contracts as well as shipments are subject to government regulations, orders, directives, and restrictions which may be in effect from time to time.

41.      Confidentiality.

41.1     Confidential Information

         Distributor shall keep confidential the Agreement, all data, data bases, computer programs, marketing plans and information provided to Distributor by or on behalf of the Company in connection with the Agreement or Products and all other confidential and proprietary information of the Company, now existing or to be developed in the future (such information is intended to include all information of any kind whatsoever related to the Company's business which is not generally and publicly known, including information received orally or by a confidential writing which, prior to such receipt was non-public information of such recipient) (collectively the "Information"), and an Information (including data generated by operation of the Products) developed by the operation of the Products, and shall not disclose the Agreement or any such Information to any person, firm, entity or corporation without the prior written permission of the Company. Distributor shall be bound by an obligation of confidence to the Company in respect of any Information or trade secrets. In respect of such Information, Distributor shall not:

         (a) disclose, either directly or indirectly, any such Information, or any part thereof, to any person, firm, corporation or entity except as is specifically contemplated in this Agreement; and

         (b) may not use any such Information, or any part thereof, for any purpose except as is specifically contemplated within this Agreement.

41.2     Trade Secrets.

         Upon the termination of this Agreement for any reason whatsoever, the Distributor shall return all data, prospectuses, advertising, and all Information concerning the Products (including all software, copies of test results and other data accumulated), and the Distributor shall not make further use of any of the materials or technical information, nor disclose or use such materials or Information for its own account or on behalf of any other person or entity. Upon termination of this Agreement for any reason, the Distributor shall discontinue the use of the Company's trade name, trademark, labels, copyrights, patents, and other advertising media and remove all signs and displays relating thereto.

42.      Intellectual Property

         No rights are granted hereunder to Distributor under any patents, copyrights, Information, trademarks or other intellectual property rights except as are incidental only to the sale of Products by the Distributor and the right to use such Products by the Distributor's customers. Whenever the Distributor shall make reference to its relationship with the Company, whether in advertising or otherwise, the Distributor shall describe its relationship only as a distributor of the Products. Any other use by the Distributor of the Company's trade name, trademark, or any other trade names or trademarks associated with the Products must be approved in advance in writing by a duly authorized officer of the Company. The Distributor shall not use any trademark or trade name of the Company or any variation thereof, alone or in combination with other words, in connection with any product which has not been supplied by the company, or as a part of or in connection with the Distributor's corporate or company name. The Distributor shall not register the Company's trade name or trademarks or any other trade names or trademarks associated with the Products in the Territory. All data generated from use of the Products and any suggestions, improvements, enhancements, derivative works or modifications made to any of the Products or any part there of shall be the property of the Company including any copyright, patent or other intellectual property rights therein. Distributor shall sign such documents, assignments or agreements as the Company may require to protect the Company's rights therein.

43.      Limited Warranty and Limitations.

43.1 The Company provides to its customers only those warranties set out in the Company's form of agreements and subject to the limits on liability set out in such agreements. On a case by case basis the Company may provide other warranty terms or other limits on liability but only if previously authorized by the Company in writing. NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS MADE.

43.2 The Company shall not have any liability of any kind under this contract unless Distributor notifies the Company of any claimed defect within the warranty period specified in the Company's form of agreement as measured from the date of delivery. If a Product is to be returned to the Company, written authorization must be obtained from the Company, and the Company's shipping instructions must be followed. If the claimed defect is a result of misuse, mishandling, abnormal conditions of application or storage, or the result or unauthorized alteration, the cost of replacement and all related expenses shall be borne by the Distributor. Any Products returned to the Company for replacement or refund shall become the property of the Company.

43.3 The Distributor, its agents, and employees sha,11 not make any statement, representation, warranty, or advertisement concerning the Products which exceed in scope or are different in meaning from the limited warranty set forth in Section 10.1. The Distributor shall indemnify and hold the Company harmless against any claims, liability, costs, and expenses of any nature which the Company may incur as a result of any such activities.

44. Modification of Products and Labeling. The Distributor shall not, without the prior written consent of the Company in each instance obtained, modify the Products or any part thereof or modify, remove, cover, or add to the labels affixed by the Company to the Products if requested by the Distributor, the Company shall affix foreign translations of labels to Product containers, and the Distributor shall reimburse the Company for all reasonable expenses incurred as part of such relabelling.

45. Patent Infringement. If a patent infringement action is commenced or threatened against the Company as to one or more of the Products, and the Company elects to discontinue the sale of any such Products in any part of the Territory, the Distributor shall discontinue its efforts to sell such Products in any such part of the Territory immediately upon receipt of written notice thereof from the Company.

46.      Termination.

46.1 The Company may terminate this Agreement by giving forty five (45) days written notice in the following events: (a) Distributor has ceased to function as a going concern or conduct its operations in the normal course of business as a distributor, (b) Distributor enters into suspension of payments, or commences or becomes the subject of, any action in relation to bankruptcy, insolvency, reorganization, dissolution, or winding up; (c) Distributor has become insolvent; (d) Distributor has made a general assignment for the benefit of creditors; (e) Distributor has attempted to assign, convey, or otherwise transfer in whole or in part any of Distributor's rights hereunder to any third party without the Company's prior written consent based on Distributor's full, true, and correct disclosure of the proposed transaction to the Company; (f) any material change in the general management, ownership, or control including sale, transfer, or relinquishment by Distributor of any substantial interest in the ownership of the business to be carried on by Distributor under this Agreement, unless such changes are approved in advance and in writing by the president of the Company; (g) conviction of Distributor or any principal officer or manager of Distributor for any crime tending to affect adversely the ownership or operation of the business; (h) Distributor provides falsified data or information to the Company; or (i) Distributor breaches any of the obligations under Sections 8.1 or 8.2 respecting Information or Section 9 respecting intellectual property. The Distributor hereby acknowledges that forty five (45) days is a reasonable and adequate period of notice under the circumstances, including the extent of the expenditures, investments, and commitments made and to be made by Distributor under this Agreement

46.2 In the event either party commits a material breach of this Agreement and such party fails to remedy such default within sixty (60) days of receipt of written notice thereof from the opposite party, the party giving such notice may, at any time thereafter upon written notice, terminate this Agreement. The Distributor hereby acknowledges that sixty (60) days is a reasonable and adequate period of notice under the circumstances, including the extent of the expenditures, investments, and commitments made and to be made by Distributor under this Agreement

46.3 Either party may terminate this Agreement without cause upon the expiration of a ninety (90) day period after giving written notice thereof to the other party. The Distributor hereby acknowledges that ninety (90) days is a reasonable and adequate period of notice under the circumstances, including the extent of the expenditures, investments, and commitments made and to be made by Distributor under this Agreement

46.4 In the event of termination of this Agreement, whether upon the expiration of the term of this Agreement or pursuant to the provisions of
Section 13.1, 13.2, or 13.3, the Company shall not be liable to the Distributor for compensation, reimbursement, or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases, employee termination pay, or other commitments or expenses relating to the business or goodwill or the Distributor.

46.5 Termination of this Agreement shall not relieve or release the Distributor from any payments which the Distributor may owe the Company under the terms of this Agreement, including without limitation, payments for Products delivered to the distributor.

46.6 Acceptance by the Company of any orders from the Distributor after termination of this Agreement shall not constitute a renewal of this Agreement or a waiver of the right of the Company to treat this Agreement as terminated.

46.7 Notwithstanding anything contained herein to the contrary, Sections 8 and 9 of this Agreement shall survive termination of this Agreement and shall remain in full force and effect

47.      Relationship.

         The Distributor is an independent contractor. Nothing herein shall constitute the Distributor as an employee or agent of the Company, nor the legal representative of the Company for any purpose or reason not set forth herein. The Distributor does not have the authority to assume or create any obligation, express or implied, on behalf of or in the name of the Company, or to bind the Company in any manner whatsoever, except as authorized in writing by the Company. The Distributor shall be solely responsible for the operations of its business and all costs incurred in such operations, solely responsible for any injury, liabilities, or damage incurred in the conduct of its business, for complying with all laws and regulations of the nation, state, and political subdivision in which it transacts its business, and shall bear all expenses in connection therewith. It is the express intent of the parties, pursuant to their right to freedom of contract, that this Agreement shall govern the obligations of each to the other and the right of each resulting from such relationship and that no Ordinance, Regulation or any other law purporting to alter the relationship between the Company and the Distributor, presently in force or hereafter enacted, may apply to the rights and obligations of and between the parties under this Agreement. The rights and obligations of the parties in the event of termination of this Agreement have been separately bargained for, and are intended by both parties to be in lieu of any rights or obligations arising under any Ordinance, Regulation or any other law purporting to alter the relationship of the parties.

48. Compliance with Law. The Distributor shall comply with all prevailing laws and regulations of the Territory pertaining to the importation, distribution, sales, promotion, and marketing of the Products in the Territory and in any manner otherwise pertaining to performance by the Distributor of its obligations under this Agreement. The Distributor shall accept and assume full responsibility for any and all civil or criminal liabilities and costs that may be assessed as a result of the Distributor's performance of Distributor's duties under this Agreement, and shall hold harmless and defend the Company from and against any and all fines, damages, levies, costs, and judgment which the Company may be required to pay as a result of the Distributor's performance of its duties thereunder in violation thereof.

49.      Miscellaneous Provisions.

49.1 Controlling Law. This Agreement is made with reference to and shall be construed in accordance with the laws of the England. The Parties acknowledge and agree that this Agreement shall not be subject to the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

49.2 Arbitration. Any disputes or controversies arising under this Agreement shall be determined by binding arbitration in accordance with the rules and procedures for arbitration in England, which arbitration shall be conducted in London England Each party shall bear its own costs of the arbitration and shall pay one half cost of the costs of the establishment and operation of the arbitration tribunal.

49.3 Notices. All notices, request, demands, and other communications given under this Agreement shall be in English and shall be in writing and shall be deemed to have been duly given at the time of delivery, if personally delivered, or seventy-two (72) hours after delivery to an appropriate courier service and addressed to the parties at the addresses set forth beneath their respective signatures or at such other address as a party may designate at any time in writing by notice to the other in accordance with this Subsection 16.3.

49.4 Waiver and Modification. The failure of either party at any time to require strict performance of any provision of this Agreement shall not in any manner affect the right of such party at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement shall be deemed to be a release or affect any liability resulting from such breach. No waiver of any nature, whether by conduct, course of dealing, or otherwise, in any one or more instances shall be deemed to be or construed as a continuing waiver of any such condition or breach, or as a waiver of any other condition or of any other breach of any other term or covenant of this Agreement.

49.5 Severability. If any provision of this Agreement is held and determined to be invalid by any arbitrator or court interpreting such provision, such arbitrator or court shall be entitled to modify or otherwise reduce the scope or effect of such offending provision, and to enforce such provision as so modified, provided that such modification does not materially modify the intent of the parties in entering into this Agreement. If any provision of this Agreement cannot be so modified without offending the intent of the parties, such provision shall be deemed to be null and void, and the remaining provisions of this Agreement shall remain in full], force and effect as if such invalid provision had not been included in the Agreement

49.6 Successors in Interest. This Agreement shall be binding upon and inure to the benefit of the successors, heirs, assigns, and personal representatives of the parties.

49.7 Assignment. The Distributor may not assign or sublicense any of its rights or obligations under this Agreement, nor shall the Distributor appoint or designate any subdistributor of the Products, without the prior written consent of the Company, which consent may be granted or withheld for any reason or for no reason in the sole and exclusive judgment of the Company. Any attempted assignment, appointment, or designation without the prior written consent of the Company shall be null and void.

49.8 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement. There are no representations, warranties, understandings, or agreements other than those expressly set forth herein. Time is expressly declared to be of the essence of this Agreement

49.9 Execution by Counterpart. Agreement may be executed separately or independently in any number of counterparts, each and all of which together shall be deemed to have been executed simultaneously and for all purposes to be one agreement

49.10 Captions. The respective captions of the Sections are inserted for convenience of reference only and shall not be deemed to modify or otherwise affect in any respect any of the provisions hereof.

49.11 Attorneys' Fees. In the event either party retains an attorney to enforce any of the provisions of this Agreement, the substantially prevailing party shall be entitled to reasonable attorneys' fees from the other party, including fees incurred in both trial or appellate courts, or fees incurred without suit, and all court and accounting costs.

DATED the day and year first above written.

                                       PURE TECHNOLOGIES INC.

                                       Per: "J. Elliott"
                                           -------------------------------------

                                       Address:   #1050, 340 - 12 th Avenue S.W.
                                                  Calgary, Alberta T2R 1L5


                                       FUGRO LIMITED

                                       Per: "David Youdan"
                                           -------------------------------------

                                       Address:   #18 Frogmore Road
                                                  Hemel Hempstead
                                                  Hertfordshire, England
                                                  HP3 9RT